Argon ST, Inc. Announces Fourth Quarter and Fiscal-Year 2007 Results
Fourth Quarter Produces Record Revenue, Bookings and Backlog

FAIRFAX, VA, November 29, 2007 – Argon ST, Inc. (NASDAQ:STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported results for fourth quarter and fiscal year ended September 30, 2007.

•	Fourth quarter 2007 revenue of $83.8 million grew 27 percent compared to $66.1 million in the fourth quarter of 2006 and 14 percent sequentially from $73.7 million in the third quarter of 2007; fiscal year 2007 revenue of $282.2 million grew 9 percent over revenue of $258.8 million in fiscal year 2006

•	GAAP operating income for the fourth quarter was $0.7 million; Non-GAAP operating income (adjusted for impairment of intangibles and other one time charges) for the fourth quarter grew to $7.7 million — a 16 percent improvement over operating income of $6.6 million posted in fourth quarter of the prior year and a 19 percent sequential improvement over operating income of $6.4 million in the third quarter of 2007

•	Adjusted EBITDA for the quarter grew to $10.7 million or 12.8 percent margin on revenue — a 23 percent improvement over Adjusted EBITDA of $8.7 million, or 13.1 percent margin on revenue in the fourth quarter of the prior year and a 22 percent sequential improvement over Adjusted EBITDA of $8.8 million, or 11.9 percent margin on revenue in the third quarter of 2007

•	Record bookings of $345 million for the year and record year-end backlog of $305 million

In the fourth quarter, the Company recorded a one-time charge of approximately $6.8 million related to the impairment of customer related intangible assets recorded as part of three acquisitions and approximately $0.2 million for the write-down of inventory.

“We continue to make good progress in moving the Company back to a growth curve,” said Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “We achieved record sales for both the quarter and the year and enter 2008 with record year-end backlog. During the quarter the Navy demonstrated confidence in our SSEE program with additional orders, and our special communications product area achieved record bookings and year end backlog. We also started work on EP-3 sensor upgrades during the quarter as the Navy begins upgrades to their airborne sensor platforms. Currently, our pipeline of potential opportunities appears better than at any time since the end of fiscal year 2005.”

Continuing, Dr. Collins commented, “Although we are disappointed in the write-down of intangibles associated with acquisitions, we believe that the synergies created by these acquisitions will provide long term value to our shareholders as we position the Company to be a leader in the C5ISR market.”

“In fiscal year 2008 we will continue to be focused on our growth and strengthening of the management team,” said Dr. Collins. “The promotion of Aaron Daniels to CFO and the appointment of Vic Sellier to Executive Vice President will allow us to apply our management talent to those issues that can improve profitability while we are growing the Company.”

Concluding, Dr. Collins said, “With backlog up 35 percent from the end of fiscal year 2006, a broad new set of opportunities and a strong balance sheet, we believe that we are well positioned to have a solid 2008.”

Fourth Quarter and Fiscal Years 2007 and 2006 Financial Highlights

Financial highlights from the quarter and fiscal year ended September 30, 2007 include:
(in millions except per share amounts)

	Q3 2007	Q4 2007	Q4 2006	FY 2007	FY 2006
Revenue	$73.7	$83.8	$66.1	$282.2	$258.8
Operating Income	6.4	0.7	6.6	21.3	30.6
Non-GAAP Operating Income (a)	6.4	7.7	6.6	28.3	30.6
Adjusted EBITDA (a)	8.8	10.7	8.7	38.5	38.2
Net Income	4.3	1.1	4.1	14.7	19.4
Non-GAAP Net Income (a)	4.3	5.2	4.1	18.9	19.4
Net Income per share, fully diluted	$0.19	$0.05	$0.18	$0.65	$0.87
Non-GAAP Net Income per share (a)	$0.19	$0.23	$0.18	$0.83	$0.87
Notes: (a) Denotes a non-GAAP financial measure. For important information about these measures please see below under “Non-GAAP Financial Measures” and Annex A, which provides a detailed reconciliation to GAAP measures of these items.

Fourth Quarter Results
For the fourth quarter ended September 30, 2007 revenue was $83.8 million. This represents a 27 percent improvement over revenue of $66.1 million in the fourth quarter of the prior year and a 14 percent sequential improvement over revenue of $73.7 million in the third quarter of 2007.

Operating income for the quarter was $0.7 million including the impairment of intangible assets and other one time charges of approximately $7.0 million. Operating income in the fourth quarter of the prior year was $6.6 million and was $6.4 million in the third quarter of 2007.

On a non-GAAP basis which excludes one time charges, operating income for the fourth quarter ended September 30, 2007 was $7.7 million. This represents a 16 percent improvement over operating income of $6.6 million in the fourth quarter of the prior year and a 19 percent sequential improvement over operating income of $6.4 million in the third quarter of 2007.

Adjusted EBITDA for the fourth quarter ended September 30, 2007 was $10.7 million or 12.8 percent margin on revenue. This represents a 23 percent improvement over Adjusted EBITDA of $8.7 million, or 13.1 percent margin on revenue in the fourth quarter of the prior year and a 22 percent sequential improvement over Adjusted EBITDA of $8.8 million, or 11.9 percent margin on revenue in the third quarter of 2007.

Net income for the quarter was $1.1 million. Net income in the fourth quarter of the prior year was $4.1 million and was $4.3 million in the third quarter of 2007.

On a non-GAAP basis which excludes one time charges, net income for the fourth quarter was $5.2 million. This compares to net income of $4.1 million for the same period in the prior year and $4.3 million in the third quarter of 2007.

Fully diluted earnings per share for the quarter was $0.05 on 22.7 million shares and share equivalents. Fully diluted earnings per share in the fourth quarter of the prior year was $0.18 on 22.7 million shares and share equivalents and was $0.19 in the third quarter of 2007 on 22.8 million shares and share equivalents.

On a non-GAAP basis, excluding one-time charges, fully diluted earnings per share was $0.23 on 22.7 million shares and share equivalents for the fourth quarter.

Fiscal Year Results
For the fiscal year ended September 30, 2007 revenue was $282.2 million. This represents a 9 percent improvement over revenue of $258.8 million in the prior year.

Operating income for the year was $21.3 million including the impairment of intangible assets and other one time charges of approximately $7.0 million. Operating income in the prior year was $30.6 million.

On a non-GAAP basis which excludes one time charges, operating income for the fiscal year ended September 30, 2007 was $28.3 million. This represents an 8 percent decline over operating income of $30.6 million in the prior year.

Adjusted EBITDA for the fiscal year ended September 30, 2007 was $38.5 million or 13.7 percent margin on revenue compared to Adjusted EBITDA of $38.2 million, or 14.8 percent margin on revenue in the prior year.

Net income for the fiscal year was $14.7 million. Net income in the prior year was $19.4 million.

On a non-GAAP basis, which excludes one time charges, net income for the fiscal year was $18.9 million. This compares to net income of $19.4 million for the same period in the prior year.

Fully diluted earnings per share for the fiscal year was $0.65 on 22.8 million shares and share equivalents. Fully diluted earnings per share in the prior year was $0.87 on 22.3 million shares and share equivalents.

On a non-GAAP basis, excluding one-time charges, fully diluted earnings per share was $0.83 on 22.8 million shares and share equivalents for the fiscal year.

2008 Guidance
For fiscal year of 2008, total revenues from the Company’s current operations are expected to be in the range of $325 million to $345 million. GAAP operating income is expected to be between $29 and $34 million with Adjusted EBITDA between $41 and $46 million.

Non-GAAP Financial Measures
In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. The four measures and their definitions are:

• Non-GAAP Operating Income is defined as operating income on a GAAP basis excluding impairment of intangible asset and other one-time charges.
- Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition related retention and excludes impairment of intangible asset and other one-time charges.
- Non-GAAP Net Income is defined as net income on a GAAP basis excluding impairment of intangible assets and other one-time charges
- Non-GAAP Net Income per fully diluted share is defined as fully diluted earnings per share on a GAAP basis excluding the per share impact of impairment of intangible assets and other one time charges.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future.

Specifically, management believes that the measures Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Net Income per fully diluted share provide investors an important perspective on the Company’s ongoing operations and provide additional insight into underlying business performance.

Management believes that the measure Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense and impairment of intangible assets, and other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call Information
Argon ST will be hosting a conference call and web cast for parties interested in further information about the Company’s performance during the fourth quarter and fiscal year ended September 30, 2007 as well as information regarding the Company’s 2008 outlook. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866.831.6234. International callers should dial 617.213.8854. When prompted by the operator, provide conference passcode 86516492.

If you are unable to participate in the call at this time, a replay will be available for seven days starting on Thursday, November 29, 2007 at approximately Noon Eastern Time. To access the replay, dial 888.286.8010 and enter the passcode 85587469. International callers should dial 617.801.6888 and enter the same passcode 85587469.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company’s website http://www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.
Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets. For news and information visit www.argonst.com.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2006), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay in award or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

Argon ST, Inc.
Investor Contact:
Aaron Daniels
703.259.7291
aaron.daniels@argonst.com

Media Contact:
Sarah Fram
703.259.7377
sarah.fram@argonst.com

ARGON ST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

September 30,

ASSETS	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$22,965	$33,498
Accounts receivable, net	95,639	86,842
Inventory	2,927	3,954
Income taxes receivable	759	23
Deferred project costs	662	5,597
Deferred income tax asset	3218	2,083
Prepaids and other	1,733	1,481

TOTAL CURRENT ASSETS	127,903	133,478
Property, equipment and software, net	22,822	17,368
Advances and cash held in escrow	1,800	—
Goodwill	170,192	148,719
Intangibles, net	5,760	13,200
Other assets	1,168	766

TOTAL ASSETS	$329,645	$313,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$23,796	$19,124
Accrued salaries and related expenses	12,899	10,678
Deferred revenue	12,651	13,053
Capital lease obligations, current portion	112	33
Deferred rent, current portion	569	419
TOTAL CURRENT LIABILITIES	50,027	43,307
Deferred income tax liability, long-term	1,794	2,937
Deferred rent, net of current portion	1,082	1,538
Capital lease obligations, net of current portion	106	53
Other long-term liabilities	1,800	—
-Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common stock:
$.01 Par Value, 100,000,000 shares
authorized, 22,561,639 and 22,313,709 shares
issued at September 30, 2007 and 2006, respectively	226	223
Additional paid in capital	217,038	212,610
Treasury stock at cost:
674,145 and 126,245 shares at September 30, 2007
and 2006, respectively	(10,527)	(534)
Retained earnings	68,099	53,397
Accumulated other comprehensive loss	—	—

TOTAL STOCKHOLDERS’ EQUITY	274,836	265,696

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$329,645	$313,531

ARGON ST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands, Except Per Share Data)

	For the Quarter Ended September 30,		For the Year Ended September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)
CONTRACT REVENUES	$83,834	$66,145	$282,209	$258,835
COST OF REVENUES	70,513	52,955	229,767	206,023
GENERAL AND ADMINISTRATIVE
EXPENSES	4,129	4,908	17,342	15,926
RESEARCH AND DEVELOPMENT
EXPENSES	1,765	1,687	7,035	6,286
IMPAIRMENT OF INTANGIBLE
ASSETS	6,748	—	6,748	—

INCOME FROM OPERATIONS	679	6,595	21,317	30,600
INTEREST INCOME, NET	380	281	1,318	1,180

INCOME BEFORE INCOME TAXES	1,059	6,876	22,635	31,780
PROVISION FOR INCOME TAXES	(11)	2,772	7,933	12,385

NET INCOME	$1,070	$4,104	$14,702	$19,395

EARNINGS PER SHARE (Basic)	$0.05	$0.19	$0.66	$0.90

EARNINGS PER SHARE (Diluted)	$0.05	$0.18	$0.65	$0.87

WEIGHTED-AVERAGE SHARES
OUTSTANDING
Basic	22,315,285	22,163,853	22,318,245	21,659,606

Diluted	22,672,707	22,695,361	22,767,826	22,255,467

ARGON ST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In Thousands)

	Years Ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$14,702	$19,395
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	7,561	5,625
Impairment of intangible assets	6,748	-
Deferred income tax (benefit) provision	(2,174)	(677)
Stock-based compensation	2,149	1,921
Loss on disposal of property	—	165
Bad debt expense	95	80
Change in:
Accounts receivable	(8,714)	19,685
Inventory	1,323	(2,788)
Prepaids and other	(74)	(254)
Deferred project costs	4,935	(5,534)
Accounts payable and accrued expenses	1,766	(8,830)
Accrued salaries and related expenses	1,433	732
Deferred revenue	(1,441)	5,914
Income taxes	(475)	2,570
Deferred rent	(311)	40
Tax benefit of option exercises	—	—

Net cash provided by (used in) operating activities	27,523	38,044
Cash flows from investing activities
Acquisitions of property, equipment and software	(10,030)	(4,437)
Advances and cash held in escrow	(1,800)	10,900
Deposits and other assets	(391)	409
Business acquisitions, net of cash acquired	(18,079)	(56,670)
Net cash used in investing activities	(30,300)	(49,798)
Cash flows from financing activities
Advances (repayments) on line of credit	-	(11,000)
Payment on note payable	-	(56)
Tax benefit on stock option exercises	551	2,015
Proceeds from exercise of stock options	1,029	2,572
Proceeds from employee stock purchase plan exercises	702	897
Principal repayments on capital lease obligations	(45)	(8)
Proceeds from secondary offering, net of expenses	-	46,768
Purchase of treasury stock	(9,993)	-

Net cash provided by (used in) financing activities	(7,756)	41,188
Net increase (decrease) in cash and cash equivalents	(10,533)	29,434
Cash and cash equivalents, beginning of year	33,498	4,064

Cash and cash equivalents, end of year	$22,965	$33,498

Supplemental disclosure
Income taxes paid, net of refunds	$(10,032)	$(8,479)

Interest expense paid	$(8)	$(166)

Assets acquired under capital leases	$55	$13

ANNEX A:

ARGON ST, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL INFORMATION (unaudited)

(In thousands, except per share amounts)

		For the Quarter Ended September
	Quarter Ended	30,		For the Year Ended September 30,
	July 2, 2007	2007	2006	2007	2006
Operating income	$6,430	$679	$6,595	$21,317	$30,600
Impairment of intangible assets	-	6,748	-	6,748	-
Write-down of inventory	-	229	-	229	-

Non-GAAP Operating Income	$6,430	$7,656	$6,595	$28,294	$30,600

Net income	$4,286	$1,070	$4,104	$14,702	$19,395
Provision for income taxes	2,485	(11)	2,772	7,933	12,385
Interest	(341)	(380)	(281)	(1,318)	(1,180)
Non-cash items:
Depreciation and amortization	1,627	2,162	1,571	7,561	5,625
Stock-based compensation	624	659	432	2,149	1,921
Impairment of intangible assets	-	6,748	-	6,748	-
Write-down of inventory	-	229	-	229	-
Acquisition related retention compensation	100	220	100	520	100

Adjusted EBITDA	$8,781	$10,697	$8,698	$38,524	$38,246

Net income	$4,286	$1,070	$4,104	$14,702	$19,395
Impairment of intangible assets, net of tax	-	4,019	-	4,019	-
Write-down of inventory, net of tax	-	140	-	140	-

Non-GAAP net income	$4,286	$5,229	$4,104	$18,861	$19,395

Earnings per share, diluted	$0.19	$0.05	$0.18	$0.65	$0.87
Effect on EPS for impairment of intangibles and
write-down of inventory, net of tax
	—	$0.18	—	$0.18	—

Non-GAAP earnings per share, diluted	$0.19	$0.23	$0.18	$0.83	$0.87